[LOGO] Astrata

CONTACTS:
---------
Stanley Wunderlich
Consulting for Strategic Growth
Tel: (800) 625-2236
Fax: (212) 697-0910
E-mail: CFSG1@aol.com

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


              ASTRATA GROUP INCORPORATED ANNOUNCES SYMBOL CHANGE TO
                                     "ATTG"

                                      - - -

      LOS ANGELES, CA JANUARY 8, 2005 - ASTRATA GROUP INCORPORATED (OTCBB:ATTG), an international provider of innovative location-based IT services and solutions, announced today, upon review of our symbol by the board and management, a determination was made to request a change of our trading symbol. As a result, the OTC Bulletin Board listed Astrata on the daily list and, effective at the opening of the market Monday, January 10, 2005, ASTRATA'S TRADING SYMBOL WILL BE "ATTG".

      CEO Anthony Harrison commented, "We are grateful for the thoughtfulness and prompt action by NASDAQ in changing our prior symbol, ATTA, which had been computer generated and inadvertently assigned and which may have had a disturbing association with the name of the lead hijacker in the 9/11 attack on the World Trade Center."

      ABOUT ASTRATA GROUP INCORPORATED

      Astrata Group Incorporated (OTCBB:ATTG) is focused on advanced location-based IT services and solutions (GEO-IT) that combine GPS positioning, wireless communications (satellite or terrestrial) and geographical information technology, which together enable businesses and institutions to monitor, trace, or control the movement and status of machinery, vehicles, personnel or other assets. Astrata has designed, developed, manufactured and currently supports seven generations of GEO-IT systems with over 80,000 units deployed worldwide.


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      Sales are divided approximately equally between two divisions: telematics
(remote asset management solutions) and geomatics (high-end professional GPS systems with accuracies approaching three millimeters). Astrata has approximately 200 permanent employees and employs nearly 100 people in its R&D and manufacturing divisions. For further information about the company and its products, please send an email to info@astratagroup.com or visit the Web site at www.astratagroup.com.

                                      # # #

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use words such as "anticipate, "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Astrata Group Incorporated (the "Company") to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to:
(i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its current operational or expansion plans; (ii) the Company's ability to build the management and human resources and infrastructure necessary to support the anticipated growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under "Search for Company Filings."

      Consulting For Strategic Growth I, Ltd. ("CFSG") provides the Company with consulting, business advisory, investor relations, public relations and corporate development services. Independent of CFSG's receipt of cash compensation from the Company, CFSG may choose to purchase the common stock of the Company and thereafter liquidate those securities at any time it deems appropriate to do so.


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